Exhibit 10.15.12

TWELFTH Amendment

to

AMENDED AND RESTATED Loan and security agreement

This Twelfth Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this December 24rd day of December, 2020 by and between SILICON VALLEY BANK (“Bank”) and ASPEN AEROGELS, INC., a Delaware corporation (“Borrower”) whose address is 30 Forbes Road, Building B, Northborough, Massachusetts 01532.

Recitals

A.Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of September 3, 2014, as amended by that certain Consent and First Amendment to Amended and Restated Loan and Security Agreement dated as of August 19, 2016, as further amended by that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of November 23, 2016, as further amended by that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of December 29, 2016, as further amended by that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of January 27, 2017, as further amended by that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of September 27, 2017, as further amended by that certain Consent and Sixth Amendment to Amended and Restated Loan and Security Agreement dated as of January 25, 2018, as further amended by that certain Seventh Amendment to Amended and Restated Loan and Security Agreement dated as of April 25, 2018, as further amended by that certain Eighth Amendment to Amended and Restated Loan and Security Agreement and First Amendment to Preemptive Forbearance and Conditional Waiver Agreement dated as of November 30, 2018, as further amended by that certain Ninth Amendment to Amended and Restated Loan and Security Agreement dated as of March 4, 2019, as further amended by that certain Tenth Amendment to Amended and Restated Loan and Security Agreement dated as of March 3, 2020, and as further amended by that certain Eleventh Amendment to Amended and Restated Loan and Security Agreement dated as of September 25, 2020 (as amended, and as the same may from time to time be further amended, restated, amended and restated, modified and/or supplemented, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 2.4 (Payment of Interest on the Credit Extensions).  Subsection (b) Section 3.6 is amended in its entirety and replaced with the following:

“(b)Inability to Determine Applicable Interest Rate.

(i)In the event that Bank shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Advance, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such LIBOR Advance on the basis provided for in the definition of LIBOR, Bank shall on such date give notice to Borrower of such determination, whereupon (A) no Advances may be made as, or converted to, LIBOR Advances until such time as Bank notifies Borrower that the circumstances giving rise to such notice no longer exist, and (B) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to LIBOR Advances in respect of which such determination was made shall be deemed to be Prime Rate Advances unless such Notice of Borrowing or Notice of Conversion/Continuation shall be rescinded by Borrower in writing within [one] Business Day of Bank’s giving of notice of its inability to determine the applicable interest rate for LIBOR Advances pursuant to this Section 3.6(b)(i).

(ii)If at any time Bank determines (which determination shall be conclusive absent manifest error) that (A) the circumstances set forth in Section 3.6(b)(i) have arisen and such circumstances are unlikely to be temporary; or (B) the circumstances set forth in Section 3.6(b)(i) have not arisen but the supervisor for the administrator of the LIBOR reporting system or a Governmental Authority having jurisdiction over Bank has made a public statement announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, or that LIBOR is no longer representative, then Bank shall determine an alternate rate of interest to LIBOR and a spread adjustment mechanism that gives due consideration to (1) any selection or recommendation of a replacement rate or the mechanism for determining such a rate or spread adjustment mechanism by the Federal Reserve Board of Governors and/or a committee officially endorsed or convened by the Federal Reserve Board of Governors, or any successor thereto and/or (2) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for similarly situated loans in the United States at such time, and Bank shall amend this Agreement to reflect such alternate rate of interest, such spread adjustment, and such other related changes to this Agreement as may be applicable; provided that if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Bank shall provide Borrower with notice of such amendment. Notwithstanding anything to the contrary in Section 12.7 Amendments in Writing; Waiver; Integration, such amendment shall become effective at 5:00 p.m. Pacific time on the tenth (10th) Business Day after Bank has provided such amendment to Borrower without any further action or consent of Borrower, so long as Bank has not received, by such time, written notice of objection to such amendment from Borrower. In the event that Borrower objects to such amendment, Bank and Borrower shall endeavor to agree on an alternate rate of interest that is mutually acceptable. Until an alternate rate of interest shall be determined in accordance with this Section 3.6(b)(ii) (but in the case of the circumstances described in clause (2) of the first sentence of this Section 3.6(b)(ii), only to the extent that LIBOR for such Interest Period is not available or published at such time on a current basis), (x) any LIBOR Advances requested to be made shall be made as Prime Rate Advances, and (y) any outstanding LIBOR Advances shall be converted, on the last day of the then-current Interest Period, to Prime Rate Advances.”

2.2Section 6.9 (Financial Covenants).  Section 6.9 is amended by inserting the following provision at the end thereof:

“For the quarterly periods ending after December 31, 2020, the minimum EBITDA financial covenant thresholds shall be determined by Bank in its sole discretion on or before February 28, 2021 based on the Board-approved projections delivered to Bank pursuant to Section 6.2(f) hereof; provided further, that failure to timely deliver such Board-approved projections in accordance with Section 6.2(f) shall result in an immediate Event of Default for which no cure or grace period shall apply.”

2.3Exhibit B (Compliance Certificate).  The Compliance Certificate attached to the Loan Agreement as Exhibit B is amended in its entirety and replaced with the Compliance Certificate in the form of Exhibit B attached hereto.

3.Limitation of Amendments.

3.1The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Acknowledgement of Potential Default; Preemptive Waiver.  Borrower has advised Bank that Borrower anticipates that it may be in default of the minimum EBITDA financial covenant set forth in former Section 6.9 for the compliance period ending December 31, 2020 (the “Anticipated Default”).  Bank hereby preemptively waives the Anticipated Default, but only for the specific compliance period referenced above.  Borrower hereby acknowledges and agrees that except as specifically provided herein, nothing in this section or anywhere in this Amendment shall be deemed or otherwise construed as a waiver by Bank of any of its rights and remedies pursuant to the Loan Documents, applicable law or otherwise.

5.Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.Ratification of Perfection Certificate.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of March 2, 2020, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

7.No Defenses of Borrower. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

8.Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.Fees and Expenses.  Borrower agrees to promptly pay Bank, upon receipt of an invoice, Bank’s legal fees and expenses incurred in connection with this Amendment.

11.Effectiveness.  As a condition precedent to the effectiveness of this Amendment and the Bank’s obligation to make further Advances under the Revolving Line, the Bank shall have received the following documents prior to or concurrently with this Amendment, each in form and substance reasonably satisfactory to Bank:

11.1this Amendment duly executed on behalf of Borrower;

11.2the Acknowledgment of Amendment and Reaffirmation of Guaranty substantially in the form attached hereto as Schedule 1, duly executed and delivered by Guarantor;

11.3Borrower’s payment of a fully earned, non-refundable amendment fee in the amount of Twelve Thousand Five Hundred Dollars ($12,500), payable in full on the date hereof; and

11.4such other documents as Bank may reasonably request.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		ASPEN AEROGELS, INC.

By:	/s/Steve Lyons	By:	/s/John F. Fairbanks
Name:	Steve Lyons	Name:	John Fairbanks
Title:	Director	Title:	Chief Financial Officer

Schedule 1

ACKNOWLEDGMENT OF AMENDMENT
AND REAFFIRMATION OF GUARANTY

Section 1.Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Twelfth Amendment to Amended and Restated Loan and Security Agreement dated as of the date hereof (“the “Amendment”).

Section 2.Guarantor hereby consents to the Amendment and agrees that the Guaranty relating to the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instruction delivered in connection herewith.

Section 3.Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Guaranty are true, accurate and complete as if made the date hereof.

Dated as of December 24, 2020.

[Signature Page Follows]

GUARANTOR:	ASPEN AEROGELS RHODE ISLAND, LLC

	By:	/s/John F. Fairbanks
	Name:	John Fairbanks
	Title:	Chief Financial Officer

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	ASPEN AEROGELS, INC.

The undersigned authorized officer of Aspen Aerogels, Inc. (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (as amended and in effect, the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Quarterly financial statements	Quarterly within 45 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 150 days	Yes No
10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, and Deferred Revenue reports	Monthly within 20 days	Yes No
Borrowing Base Reports	15th and last Business Day of each month (monthly within 20 days when a Streamline Period is in effect) and with each request for a Credit Extension;	Yes No
Projections	FYE within 30 days	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Minimum EBITDA	*	$	Yes No

*See Section 6.9

	Performance Pricing	Applies

Adjusted Quick Ratio at least 1.50:1.00	Prime + 0.75% (Eligible Accounts) or Prime + 1.25% (Eligible Foreign Accounts); LIBOR + 3.75% (Eligible Accounts) or LIBOR +4.25% (Eligible Foreign Accounts)	Yes No
Adjusted Quick Ratio less than 1.50:1.00	Prime + 1.50% (Eligible Accounts); Prime + 2.00% (Eligible Foreign Accounts)	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

ASPEN AEROGELS, INC.	BANK USE ONLY
By:	Received by:
Name:		authorized signer
Title:	Date:
Verified:
authorized signer
Date:
	Compliance Status:	Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

I.EBITDA (Section 6.9)

Required:	Borrower shall achieve, measured as of the end of each fiscal quarter during the following periods, EBITDA of at least (loss not worse than) the following for the following periods:

Period	Minimum EBITDA (maximum loss)
Trailing three (3) month period ending March 31, 2020	($4,500,000)
Trailing six (6) month period ending June 30, 2020	($6,500,000)
Trailing nine (9) month period ending September 30, 2020	($5,000,000)
Trailing twelve (12) month period ending December 31, 2020	($7,000,000)

For the quarterly periods ending after December 31, 2020, the minimum EBITDA financial covenant thresholds shall be determined by Bank in its sole discretion on or before February 28, 2021 based on the Board-approved projections delivered to Bank pursuant to Section 6.2(f) hereof; provided further, that failure to timely deliver such Board-approved projections in accordance with Section 6.2(f) shall result in an immediate Event of Default for which no cure or grace period shall apply.

Actual:

A.	Net Income		$
B.	To the extent included in the determination of Net Income
	1.	The provision for income taxes	$
	2.	Depreciation expense	$
	3.	Amortization expense	$
	4.	Net Interest Expense	$
	5.	Non-cash stock compensation expense	$
	6.	The sum of lines 1 through 5	$
C.	EBITDA (line A plus line B.6)

Is line C equal to or greater than $___________?

________  No, not in compliance                                                     ________  Yes, in compliance